EXHIBIT 5.1

February 17, 2009

Herman Miller, Inc.
855 East Main Avenue
Zeeland, Michigan 49464-0302

Ladies and Gentlemen:

        We have acted as counsel to Herman Miller, Inc., a Michigan corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3 as filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Registration Statement”), which Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an unspecified amount of securities of the Company for unspecified aggregate proceeds, consisting of shares of the Company’s common stock, $0.20 par value. We are familiar with the corporate action taken by the Board of Directors of the Company in authorizing the registration of such shares, and we have examined such documents and questions of law as we consider necessary or appropriate for the purpose of furnishing this opinion.

        In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any security, (i) the Board of Directors has taken all necessary corporate action to authorize the issuance and sale of such security and such authorization has not been modified or rescinded, (ii) the Registration Statement’s effectiveness has not been terminated or rescinded, (iii) an appropriate prospectus supplement with respect to such security has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and (iv) there has not occurred any change in law affecting the validity of enforceability of such security. We have also assumed that the terms of the issuance and sale of any security have been duly established in conformity with the Company’s Restated Articles of Incorporation, as amended, and the Company’s Amended and Restated Bylaws and that none of the terms of any security to be established after the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

        On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that, with respect to any shares of common stock offered under the Registration Statement (the “Offered Common Stock”), when (i) certificates representing the shares of Offered Common Stock in the form required under the Michigan Business Corporation Act have been duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners and (ii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by each party thereto, the issuance and sale of such shares of Offered Common Stock will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be validly issued, fully paid and nonassessable.

        The law covered by this opinion is limited to the present law of the State of Michigan. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

Very truly yours,

VARNUM LLP

/s/ Michael G. Wooldridge

Michael G. Wooldridge